     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2002.
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                ------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------

                        TRAVELERS PROPERTY CASUALTY CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                  CONNECTICUT
         (State or Other Jurisdiction of Incorporation or Organization)
                                  06-1008174
                      (I.R.S. Employer Identification No.)


                                ONE TOWER SQUARE
                           HARTFORD, CONNECTICUT 06183
                                 (860) 277-0111

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                        of Principal Executive Offices)

           TRAVELERS PROPERTY CASUALTY CORP. 2002 STOCK INCENTIVE PLAN

                            (Full Title of the Plans)

                             JAMES M. MICHENER, ESQ.
                                 GENERAL COUNSEL
                        TRAVELERS PROPERTY CASUALTY CORP.
                                ONE TOWER SQUARE
                           HARTFORD, CONNECTICUT 06183
                                 (860) 277-0111

            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                           GREGORY A. FERNICOLA, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                          NEW YORK, NEW YORK 10036-6522
                                 (212) 735-3000

                ------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                                                  Proposed Maxi
                                                                                                       mum
                                                                         Proposed Maximum        Aggregate Offer-         Amount of
              Title of Securities                Amount to be             Offering Price               ing              Registration
                to be Registered                 Registered(1)              per Share                Price(2)                Fee
                ----------------                 -------------              ---------                --------                ---
Class A Common stock, par value $0.01             140,000,000                $18.50               $2,590,000,000         $238,280
per share: Shares available for future
grant under the Travelers Property
Casualty Corp 2002 Stock Incentive
Plan(3)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover, in addition to the number of shares stated above, an indeterminate number of additional shares of Class A Common Stock, which may become issuable under the Travelers Property Casualty Corp 2002 Stock Incentive Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The Common Stock includes the associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share. The rights to purchase the Series A Junior Participating Preferred Stock are attached to and trade with the shares of the Common Stock. Value attributed to such rights, if any, is reflected in the market price of the Common Stock.

                ------------------------------------------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                                EXPLANATORY NOTE

Travelers Property Casualty Corp. (the "Registrant") hereby files this Registration Statement on Form S-8 relating to 140,000,000 shares of the Registrant's Class A Common Stock par value $0.01 per share ("Class A Common Stock") issuable pursuant to the Travelers Property Casualty Corp. 2002 Stock Incentive Plan.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            (c) The description of the Registrant's Common Stock contained in
Item 1of the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 12, 2002, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

ITEM 4.  DESCRIPTION OF THE SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act, or the CBCA, provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and
(ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA.

         Subsection (b) of Section 33-771 of the CBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

            Subsection (c) of Section 33-771 of the CBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in
Section 33-771 of the CBCA.

            Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court,a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

            Section 33-772 of the CBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding.

            Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

            Citigroup Inc. (the ultimate parent of the Registrant) also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Registrant. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

            Article FIFTEENTH of the Registrant's certificate of incorporation provides that the Registrant will indemnify, and advance expenses to, all directors and officers to the fullest extent permitted by the CBCA and that the Registrant will indemnify all directors for liability, as defined in Section 33-770(5) of the CBCA, to any person for any action taken, or any failure to take any action, as a director, except liability that: (a) involved a knowing and culpable violation of law by the director; (b) enabled the director or an associate (as defined in Section 33-840 of the CBCA) to receive an improper personal gain; (c) showed a lack of good faith and conscious disregard for the duty of the director to the Registrant under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Registrant; (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Registrant; or (e) created liability under Section 33-757 of the CBCA. Notwithstanding the preceding sentence, the Registrant will not be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by the indemnitee against the Registrant. Article FIFTEENTH does not affect the indemnification or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date of Article FIFTEENTH.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

            See Exhibit Index attached hereto.

ITEM 9.     UNDERTAKINGS

             1.   The undersigned Registrant hereby undertakes:

                    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933,as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 and any amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 22nd day of March, 2002.

                                   TRAVELERS PROPERTY CASUALTY CORP.

                                   By: /s/ James M. Michener
                                       -------------------------------
                                       Name:   James M. Michener
                                       Title:  General Counsel and Secretary

            We, the undersigned officers, directors and authorized representatives of Travelers Property Casualty Corp. hereby severally constitute and appoint Robert I. Lipp, Jay S. Benet, James M. Michener and Paul H. Eddy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Travelers Property Casualty Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MARCH 22, 2002.

         NAME                                                         TITLE
         ----                                                         -----
  /s/ Robert I. Lipp                               Chief Executive Officer (Principal Executive
  ------------------
    Robert I. Lipp                                       Officer), Chairman and Director

  /s/ Jay S. Benet                                 Chief Financial Officer (Principal Financial
  ----------------
     Jay S. Benet                                             Officer) and Director

/s/ Douglas K. Russell                             Chief Accounting Officer (Principal Account-
----------------------
  Douglas K. Russell                                               ing Officer)

 /s/ Charles J. Clarke                                               Director
 ---------------------
   Charles J. Clarke

 /s/ Douglas G. Elliot                                               Director
 ---------------------
   Douglas G. Elliot

                                  EXHIBIT INDEX

EXHIBIT
NUMBER

4.1            Restated Certificate of Incorporation.*

4.2            Amended and Restated Bylaws.*

4.3            Specimen common stock certificate.*

4.4            Form of the Registrant Shareholders' Rights Plan*

5.1            Opinion of James M. Michener.

23.2           Consent of James M. Michener (included in Exhibit 5.1).

24.1           Powers of Attorney (included on signature page herein).

------------------
* Incorporated by reference to the Company's Registration Statement on Form S-1, filed with the Commission, (File No. 333-82388), as amended.